BAS was the affiliated party involved in the underwriting of all the following securities.

Fund Series	                  Fund
Columbia Funds Series Trust I	  Columbia Massachusetts
                                  Intermediate
                                  Bond Fund

Fund	                          Broker
Columbia Massachusetts
Intermediate
Bond Fund	                  Lehman Brothers

Fund	                          Security
Columbia Massachusetts
Intermediate
Bond Fund	                  MA Bay Transportation Authority

Fund	                          Trade Date	Quantity
Columbia Massachusetts
Intermediate
Bond Fund	                  2/17/2005	"5,000,000"

Fund	                          Price	         Amount
Columbia Massachusetts
Intermediate
Bond Fund	                  0.79	        "5,591,400"